SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

BNY Mellon Strategic Municipal Bond Fund, Inc.

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Saba | Capital

Why Shareholders Should Elect an Independent Director to DSM and LEO's 10-Member Boards

May 2026

About Saba Capital Management, L.P.

Saba has invested in closed-end funds for more than a decade.

- Saba was founded in 2009 and ranks as one of the world's largest investors in closed-end funds.
- The firm manages $6 billion in assets on behalf of a diversified group of investors, including corporate pensions, public pensions, foundations, endowments and family offices.[2]
- Our closed-end fund activism strategy is anchored in long-term value creation by:
  - Pursuing changes that return discounted funds to their full NAV.
  - Advocating for low management fees and better governance.

Recent Recognition[3]

HEDGEWEEK	**2025 Hedgeweek US Awards** Event-Driven Emerging Fund of the Year
Institutional Investor	**2024 Hedge Fund Industry Awards** Activist Hedge Fund Manager of the Year
Institutional Investor	**2023 Hedge Fund Industry Awards** Activist Hedge Fund Manager of the Year
Risk.net	**2021 Risk Awards** Hedge Fund of the Year

[1] AUM as of August 1, 2025. [3] Please see disclaimer on pg. 15.

Why We Are Seeking to Replace One Director on DSM and LEO's 10-Member Boards

1. Saba is the largest shareholder of the **BNY Mellon Strategic Municipal Bond Fund (NYSE: DSM)** and **BNY Mellon Strategic Municipals (NYSE: LEO)** (together, the "Funds"), with ownership of approximately 10% of each fund's outstanding common shares.[1]

2. Over the last three years, DSM and LEO have **persistently traded at discounts to their net asset values**.

3. **The Funds are governed by directors who have demonstrated a disregard for shareholders' interests**, as evidenced by their classified board structures, their long tenures and their lack of alignment with the Funds' owners.

4. We believe that **DSM and LEO's Boards of Directors (the "Boards") urgently need an injection of independence and a common shareholder representative** to address the Funds' persistent trading discounts and weak performance.

5. We are seeking to elect **one highly qualified director**, Paul Kazarian, who will bring a shareholder's perspective and deep expertise in closed-end funds.

Given the Funds' persistent trading discounts, we believe electing one new, experienced director would add much-needed accountability and expertise to DSM and LEO's Boards.

[1] DSM and LEO's proxy statements.

About BNY Mellon Strategic Municipal Bond Fund (NYSE: DSM)

Fund Description

- **Inception date**: November 22, 1989
- **Net Assets as of March 31, 2026**: $364,121,359
- **Objective**: Seeks to provide investors a monthly federal tax-exempt dividend by investing primarily in high quality municipal bonds
- **Portfolio**: The fund's portfolio has 238 holdings with an average effective maturity of 19.45 years
- **Distributions**: Monthly, annual distribution rate of 5.19%

10-Year Total Price Return vs. Benchmark



140
130
120
110
100
90
80
70
05/05/2016
05/01/2018
04/27/2020
04/20/2022
04/17/2024
04/16/2026
DSM
LMBITR Index

Three-Year Trading Discount



0.0%
-2.0%
-4.0%
-6.0%
-8.0%
-10.0%
-12.0%
-14.0%
-16.0%
-18.0%
-20.0%
Average Discount: -11.3%
05/04/2023
02/21/2024
12/05/2024
09/25/2025
05/04/26

Source: DSM website. Bloomberg. Data as of May 4, 2026.

About BNY Mellon Strategic Municipals (NYSE: LEO)

Fund Description

- **Inception date**: September 23, 1987
- **Net Assets as of March 31, 2026**: $498,426,695
- **Objective**: Seeks to provide investors a monthly federal tax-exempt dividend by investing primarily in a mix of high quality and high yielding municipal bonds
- **Portfolio**: The fund's portfolio has 270 holdings with an average effective maturity of 19.1 years
- **Distributions**: Monthly, annual distribution rate of 4.96%

10-Year Total Price Return vs. Benchmark



140
130
120
110
100
90
80
70
05/05/2016
05/01/2018
04/27/2020
04/20/2022
04/17/2024
04/16/2026
LEO
LMBITR Index

Three-Year Trading Discount



0.0%
-2.0%
-4.0%
-6.0%
-8.0%
-10.0%
-12.0%
-14.0%
-16.0%
-18.0%
-20.0%
Average Discount: -11.3%
05/04/2023
02/21/2024
12/05/2024
09/25/2025
05/04/26

Source: LEO website, Bloomberg. Data as of May 4, 2026.

DSM and LEO Have Underperformed Their Benchmark Over the Long Term

NAV Return and Average Trading Discount to NAV					
Ticker	10-Year NAV Return	5-Year NAV Return	3-Year NAV Return	1-Year NAV Return	Average 10-Year Trading Discount
DSM	16.6%	-5.4%	8.7%	7.6%	-11.3%
LEO	19.8%	-4.3%	10.3%	7.9%	-11.3%
Bloomberg U.S. Municipal Bond Index	24.0%	4.5%	10.0%	6.2%	N/A
DSM vs. Bloomberg U.S. Municipal Bond Index	-7.5%	-9.9%	-1.3%	1.4%	N/A
LEO vs. Bloomberg U.S. Municipal Bond Index	-4.2%	-8.9%	0.3%	1.7%	N/A

Source: Bloomberg. Data as of March 4, 2026. Benchmark is from the Funds' websites and factsheets.

The Funds' Boards' Staggered Terms Prevent Accountability

DSM and LEO each have a classified Board, despite this being a "problematic governance structure."

- The annual election of all directors, at one time, encourages board accountability to shareholders, which, in turn, boosts a fund's performance.
- This view is shared by leading independent proxy advisors and large institutional investors.
- **Approximately 88% of the S&P 500 and 73% of the S&P 1500 hold annual board elections.[1]**

> ***Problematic Governance Structure:***
>
> - ***A classified board structure[2]***

ISS

> ***The annual election of directors provides increased accountability and requires directors to focus on the interests of shareholders.[3]***

GLASS LEWIS

DSM and LEO Directors Are Not Up for Election Each Year[4]

Continuing Class I Directors with Terms Expiring in 2028

Name (Age) Position with Fund (Since)	Principal Occupation for at Least the Past 5 Years	Other Board Memberships Held During at Least the Past 5 Years
FRANCINE J. BOVICH (73) **Class I Director** (2026)	The Bradley Trusts, *Trustee* (2011	Annaly Capital
JOSEPH S. DIMARTINO (81) **Chairman of the Board Class I Director** (1995)	Director or T funds in the Mellon Fun Funds and entities (as l	

Board Nominees for Class III Directors with Terms Expiring in 2029

Name (Age) Position with Fund (Since)	Principal Occupation for at Least the Past 5 Years	Other Board Memberships Held During at Least the Past 5 Years
OAN L. GULLEY ([illegible]) **Class III Director** (2017)	Nantucket Atheneum, *Chair* (June 2013 – June 2021) and *Director* (2015 – June 2021) Orchid Island Club, *Governor* (2016 – February 2025) and *President* (February 2023 – February 2025)	N/A
BURTON N. WALLACK (74) **Class III Director** (2006)	Wallack Management Company, President and Co-owner (1987 – Present)	N/A
ROSLYN M. WATSON (76) **Class III Director** (2026)	Watson Ventures, Principal (1993 – Present)	N/A

[1] FactSet. [2] Institutional Shareholder Services 2026 U.S. Investment Stewardship Guidelines. [3] Glass, Lewis & Co. 2026 U.S. Proxy Voting Guidelines. [4] The Funds' proxy statements.

Several of the Funds' Directors Are Long-Tenured

DSM Director	Class	Tenure (Years)
Joan Gulley	Class III	9
Burton Wallack	Class III	20
Rosalyn Watson	Class III	0
Joseph DiMartino	Class I	31
Andrew Donohue	Class I	0
Benaree Pratt Wiley	Class I	10
Francine Bovich	Class I	0
Alan Howard	Class II	8
Robin Melvin	Class II	31
Bradley Skapyak	Class II	0

LEO Director	Class	Tenure (Years)
Alan Howard	Class II	8
Robin Melvin	Class II	31
Bradley Skapyak	Class II	0
Joan Gulley	Class III	9
Burton Wallack	Class III	20
Rosalyn Watson	Class III	0
Francine Bovich	Class I	0
Joseph DiMartino	Class I	31
Andrew Donohue	Class I	0
Benaree Pratt Wiley	Class I	10

Saba nominee Paul Kazarian will bring a fresh and objective perspective to the Board.

Source: The Funds' proxy statements.

The Funds' Directors Are Over-Boarded

DSM Director	Class	No. of BNY Mellon Fund Complex Boards
Joan Gulley	Class III	38
Burton Wallack	Class III	12
Rosalyn Watson	Class III	37
Joseph DiMartino	Class I	75
Andrew Donohue	Class I	37
Benaree Pratt Wiley	Class I	49
Francine Bovich	Class I	63
Alan Howard	Class II	12
Robin Melvin	Class II	58
Bradley Skapyak	Class II	17

LEO Director	Class	No. of BNY Mellon Fund Complex Boards
Alan Howard	Class II	12
Robin Melvin	Class II	58
Bradley Skapyak	Class II	17
Joan Gulley	Class III	38
Burton Wallack	Class III	12
Rosalyn Watson	Class III	37
Francine Bovich	Class I	63
Joseph DiMartino	Class I	75
Andrew Donohue	Class I	37
Benaree Pratt Wiley	Class I	49

Saba nominee Paul Kazarian will bring a fresh and objective perspective to the Board.

Source: The Funds' proxy statements.

The Funds' Directors' Interests Are Not Aligned With Shareholders

DSM Director	Class	Fund Common Stock
Joan Gulley	Class III	None
Burton Wallack	Class III	None
Rosalyn Watson	Class III	None
Joseph DiMartino	Class I	None
Andrew Donohue	Class I	None
Benaree Pratt Wiley	Class I	None
Francine Bovich	Class I	None
Alan Howard	Class II	None
Robin Melvin	Class II	None
Bradley Skapyak	Class II	None

LEO Director	Class	Fund Common Stock
Alan Howard	Class II	None
Robin Melvin	Class II	None
Bradley Skapyak	Class II	None
Joan Gulley	Class III	None
Burton Wallack	Class III	None
Rosalyn Watson	Class III	None
Francine Bovich	Class I	None
Joseph DiMartino	Class I	None
Andrew Donohue	Class I	None
Benaree Pratt Wiley	Class I	None

Saba nominee Paul Kazarian will bring a shareholder's perspective to the Board.

Source: The Funds' proxy statements.

An Independent and Highly Qualified Nominee: Paul Kazarian



Mr. Kazarian has extensive experience as a CEF director and investor, as well as the perspective of a significant shareholder, making him highly qualified to advise DSM and LEO with respect to their investments and governance.

- **Deep CEF investment expertise:** Partner and Closed-End Fund Portfolio Manager at Saba, where he is responsible for exchange-traded products, including ETF arbitrage and CEFs. Principal Executive Officer of Saba Capital Income & Opportunities Fund (NYSE: BRW) and Saba Capital Income & Opportunities Fund II (NYSE: SABA).

- **Vast capital markets knowledge:** Former Director in RBC Capital Markets, LLC's Global Arbitrage and Trading Group. RBC Capital Markets, LLC is a subsidiary of the Royal Bank of Canada (NYSE: RY).

- **Substantial CEF board experience:** Currently serves on the boards of Miller/Howard High Income Equity Fund (NYSE: HIE), Destra Multi-Alternative Fund (NYSE: DMA) and ASA Gold and Precious Metals Limited (NYSE: ASA).

Source: Saba's proxy statement.

If Elected, Mr. Kazarian Would Explore All Options to Create Value for Shareholders

Once on the Board, Mr. Kazarian would explore the potential merger of DSM and LEO into an open-ended fund.

1. **Shareholders are dissatisfied with the status quo:** At DSM's 2025 annual meeting, the proposal to convert the fund to an open-end management investment company nearly passed, with more than 45% of shares cast in favor.

2. **Shareholders are trapped in steep discounts and high fees:** Over the past three years, DSM and LEO have traded at average discounts of -11.3%. The Funds' expense ratios – 2.87% net expenses for DSM and 2.73% net expenses for LEO – are also materially higher than similar open-ended municipal bond funds offered by BNY Mellon.

3. **There is precedence for successful reorganizations:** BNY Mellon reorganized BNY Mellon Municipal Income, Inc. (formerly NYSE: DMF), a closed-end fund, into the open-end BNY Mellon AMT-Free Municipal Bond Fund (NYSE: DMUAX) in 2025, resulting in cost reductions and discount compression for shareholders.

Mr. Kazarian believes reorganizing DSM and LEO into DMUAX could deliver meaningful and immediate cost savings to shareholders.

Source: DSM and LEO websites.

Elect Shareholder Representative Paul Kazarian on the GOLD Proxy Card

Vote FOR Paul Kazarian on Saba's GOLD Proxy Card

If you already voted using DSM or LEO's white proxy card, you have every right to change your vote by voting using the GOLD proxy card.

Only the latest validly executed proxy that you submit will be counted.

Discard DSM and LEO's White Proxy Cards

Voting "ABSTAIN" or "AGAINST" on DSM or LEO's white proxy card is not the same as voting for Paul Kazarian because a vote on the Funds' white proxy card will revoke any previous voting instructions that you submitted on the gold proxy card.

Legal Disclaimer

The materials in this presentation (the "Presentation") are for informational purposes only, are not complete and do not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise). This Presentation is not an advertisement. The Presentation should not be construed as legal, tax, investment, financial or other advice. The views expressed in the Presentation represent the opinions of Saba and are based on publicly available information with respect to DSM or LEO. Saba recognizes that there may be confidential information in the possession of DSM or LEO that could lead DSM or LEO to disagree with Saba's conclusions. Certain financial information and data used in the Presentation have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third-party reports. Saba has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in the Presentation. Saba does not endorse third-party estimates or research, which are used in the Presentation solely for illustrative purposes. No representation or warranty, express or implied, is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency from any third party, are accurate. Past performance is not an indication of future results. Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any statement by any third party or in any SEC or other regulatory filing or third-party report. Unless otherwise indicated, the figures presented in the Presentation may not have been calculated using generally accepted accounting principles ("GAAP") and may not have been audited by independent accountants. Such figures may vary from GAAP in material respects and there can be no assurance that the unrealized values reflected in the Presentation will be realized. There is no assurance or guarantee with respect to the prices at which any securities of DSM or LEO will trade, and such securities may not trade at prices that may be implied in the Presentation. The opinions, estimates, projections, pro forma information and potential impact of the opportunities identified by Saba in the Presentation are based on assumptions that Saba believes to be reasonable as of the date hereof or as other cited, but there can be no assurance or guarantee that actual results or the performance of DSM or LEO will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of a security. Saba reserves the right to change any of its opinions expressed in the Presentation at any time as it deems appropriate. Saba disclaims any obligation to update the data, information or opinions contained in the Presentation.

Disclaimer Regarding Awards Listed on Pg. 2

The 21st Annual Hedge Fund Industry Award: 2024 Activist Hedge Fund Manager of the Year is open to hedge funds whose strategy relies primarily on activist investments. Fund strategies that qualify in this category include but are not limited to activist and event-driven instruments. Saba submitted information related to 2023 investment returns, performance track record, risk management, stability of investment team, as well as portfolio management. Winners for the 2024 Institutional Investor Awards were announced on May 1, 2024. More information on the 2024 Institutional Investor Awards and a full list of the winners is available here: https://www.institutionalinvestor.com/article/2d6anafxgowqfj0jskbnk/culture/here-are-the-winners-of-the-21st-annual-hedge-fund-industry-awards. The 20th Annual Hedge Fund Industry Awards: Credit – Focused Hedge Fund Manager of the Year (the "Credit Fund Award") is open to hedge funds whose strategy relies primarily on credit investments. Fund strategies that qualify in this category include but are not limited to distressed debt, asset-based lending, emerging markets debt, and long-short credit. 2023 Activist Hedge Fund Manager of the Year (the "Activist Award," and together with the Credit Fund Award, the "2023 Institutional Investor Awards") is open to hedge funds whose strategy relies primarily on activist investments. Fund strategies that qualify in this category include but are not limited to activist and event-driven instruments. Saba submitted information related to 2022 investment returns, performance track record, risk management, stability of investment team, as well as portfolio management. Winners for the 2023 Institutional Investor Awards were announced on May 11, 2023. More information on the 2023 Institutional Investor Awards and a full list of the winners are available here: https://www.institutionalinvestor.com/article/b8ynqlgnjb6y8q/Here-Are-the-Winners-of-the-20th-Annual-Hedge-Fund-Industry-Awards. For each award's specific selection criteria, please contact Saba Capital. These nominations included an associated awards ceremony for which Saba Capital Management, L.P. ("Saba Capital") compensated the award provider (the "Award Provider") to attend the dinner ceremony. These awards do not constitute an endorsement by the Award Provider or investment advice, and do not express an opinion or view on Saba Capital's ability to perform its duties as an investment adviser. Ratings are in no way indicative of an adviser's future performance, which may vary.